As filed with the Securities and Exchange Commission on December 12, 2003

                                                     Registration No. 333-104644

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             -------------------

                            STAAR SURGICAL COMPANY
            (Exact name of registrant as specified in its charter)
                             -------------------
                Delaware                               95-3797439
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization                 Identification No.)

                               1911 Walker Avenue
                           Monrovia, California 91016
               (Address of Principal Executive Offices) (Zip Code)

                     1998 STAAR SURGICAL COMPANY STOCK PLAN
                            (Full title of the plan)
                         ---------------------------

                                    John Bily
                             Chief Financial Officer
                             STAAR Surgical Company
                               1911 Walker Avenue
                           Monrovia, California 91016
                     (Name and address of agent for service)

                                 (626) 303-7902
        (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Charles S. Kaufman, Esq.
                   Sheppard, Mullin, Richter & Hampton LLP
                        333 South Hope Street, 48th Floor
                          Los Angeles, California 90071
                                 (213) 620-1780

      This Post-Effective Amendment No. 1 is being filed to de-register 1,998,929 shares of Common Stock of STAAR Surgical Company (the "Registrant"). These shares were originally registered under the Registration Statement on Form S-8, Registration No. 333-104644, for purchase under the 1998 STAAR Surgical Company Stock Plan. The Plan has been terminated, and all rights to purchase shares under the Plan have been exercised or have expired. The Registrant intends to carry forward the 1,998,929 deregistered shares to a new Registration Statement on Form S-8 covering a separate benefit plan of the Registrant.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monrovia, State of California, on December 12, 2003.

                            STAAR SURGICAL COMPANY


                            By:  /s/ David Bailey
                                 -------------------------------------
                                 David Bailey
                                 President, Chief Executive Officer, Chairman
                                 and Director (Principal Executive Officer)


            Pursuant  to  the   requirements   of  the   Securities   Act,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                        Title                   Date
            ---------                        -----                   ----

/s/ David Bailey                  President, Chief Executive  December 12, 2003
------------------------------    Officer, Chairman and
David Bailey                      Director (Principal
                                  Executive Officer)

/s/ John Bily                     Chief Financial Officer     December 12, 2003
------------------------------    and Chief Accounting
John Bily                         Officer (Principal
                                  Financial and Accounting
                                  Officer)

/s/ Donald Duffy                  Director                    December 12, 2003
------------------------------
Donald Duffy


/s/ Dr. Volker D. Anhaeusser      Director                    December 12, 2003
------------------------------
Dr. Volker D. Anhaeusser


/s/ John R. Gilbert               Director                    December 12, 2003
------------------------------
John R. Gilbert


/s/ David Morrison                Director                    December 12, 2003
------------------------------
David Morrison



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